Exhibit 99.1

Ideal Power Reports Third Quarter 2021 Financial Results

AUSTIN, TX – November 10, 2021 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bidirectional power switches, reported results for its third quarter ended September 30, 2021.

“We added several market leading companies to our test and evaluation program, including large global companies in the electric vehicle (EV), renewable energy, uninterruptible power supply (UPS) and circuit breaker markets, as well as smaller, innovative companies and research universities,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

“We are now on our final major milestone under the U.S. Navy/Naval Sea Systems Command (NAVSEA) program under our partnership with Diversified Technologies, Inc. (DTI), and recently began work with DTI under a Phase I Small Business Innovation Research (SBIR) project funded by the Department of Energy (DOE) to develop a B-TRAN™ alternating current (AC) solid state circuit breaker (SSCB) for use in utility transmission and distribution systems. With a strong balance sheet and highly talented and capable team, we believe we are well positioned to complete a successful year of milestone achievement and to continue to execute on our plan to commercialize B-TRAN™ in the second half of 2022.”

Key Third Quarter and Recent Operational Highlights

•	Announced several B-TRAN™ test and evaluation program participants including:

o	a Forbes 2021 Global 500 leader in diverse power management markets for use in bidirectional direct current (DC) SSCB applications for solar and wind systems

o	a top 10 global automaker for EV drivetrain, power conversion, circuit protection and other EV applications

o	a top 10 global provider of power conversion solutions to the solar industry for various applications with an initial focus on UPS systems for data centers and the potential to expand to include renewable energy, EV and other applications served by this provider, and

o	an EV charging company for its portable and modular EV charging system currently under development.

•	Partnered with DTI, under a Phase I SBIR grant from the DOE, to develop a B-TRAN™-enabled low-loss AC SSCB. Ideal Power recently completed the first milestone under this program.

•	Achieved another major milestone under the NAVSEA program with the completion of the most recent wafer fabrication run.

•	Recently began the final wafer fabrication run under the NAVSEA program. Ideal Power will continue to provide program support through the demonstration of the B-TRAN™ enabled DC SSCB in mid-2022.

Third Quarter Financial Results

•	Grant revenue was $121,028 in the third quarter of 2021 compared to $147,787 in the third quarter of 2020.

•	Grant revenue was $447,794 for the nine months ended September 30, 2021 compared to $154,302 in the nine months ended September 30, 2020.

•	Operating expenses in the third quarter of 2021 were $1.2 million, flat compared to $1.2 million in the third quarter of 2020 as higher research and development and sales and marketing expenses were largely offset by lower general and administrative expenses.

•	Operating expenses in the nine months ended September 30, 2021 were $3.4 million, compared to $2.9 million in the first nine months of 2020 on higher sales and marketing and research and development expenses.

•	Net loss in the third quarter of 2021 was $1.2 million, compared to $4.9 million in the third quarter of 2020, which included a one-time, non-cash warrant inducement expense of $3.7 million.

•	Net loss in the first nine months of 2021 was $3.3 million, compared to $6.7 million in the first nine months of 2020, which included a one-time, non-cash warrant inducement expense of $3.7 million.

•	Cash used in operating activities in the first nine months of 2021 was $3.0 million compared to $2.3 million in the first nine months of 2020. Including investing activities, cash burn in the first nine months of 2021 was $3.2 million.

•	Cash and cash equivalents totaled $24.5 million at September 30, 2021.

•	Ideal Power had no long-term debt outstanding at September 30, 2021.

Third Quarter 2021 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Wednesday, November 10, 2021
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-866-248-8441
International dial-in number:	1-323-289-6581
Conference ID:	8756765

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=146925 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Wednesday, November 10, 2021, through Friday, December 10, 2021.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	8756765

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional power switches, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements included, but are not limited to, statements regarding our plan to commercialize B-TRAN™ in the second half of 2022. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

 Balance Sheets

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,487,547	$3,157,256
Accounts receivable, net	262,527	170,287
Prepayments and other current assets	100,360	118,883
Total current assets	24,850,434	3,446,426

Property and equipment, net	62,720	37,125
Intangible assets, net	2,038,911	1,568,903
Right of use asset	321,248	79,719
Other assets	11,189	—
Total assets	$27,284,502	$5,132,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,355	$101,984
Accrued expenses	625,693	475,487
Current portion of lease liability	57,484	82,055
Total current liabilities	740,532	659,526

Long-term debt	—	91,407
Long-term lease liability	282,847	—
Other long-term liabilities	959,408	552,031
Total liabilities	1,982,787	1,302,964

Commitments and contingencies (Note 6)

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,873,367 shares issued and 5,872,046 shares outstanding at September 30, 2021 and 3,265,740 shares issued and 3,264,419 shares outstanding at December 31, 2020	5,873	3,266
Additional paid-in capital	103,794,384	78,974,964
Treasury stock, at cost, 1,321 shares at September 30, 2021 and December 31, 2020	(13,210)	(13,210)
Accumulated deficit	(78,485,332)	(75,135,811)
Total stockholders’ equity	25,301,715	3,829,209
Total liabilities and stockholders’ equity	$27,284,502	$5,132,173

 IDEAL POWER INC.

Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Grant revenue	$121,028	$147,787	$447,794	$154,302
Cost of grant revenue	121,028	147,787	447,794	154,302
Gross profit	—	—	—	—

Operating expenses:
Research and development	604,476	494,548	1,426,049	1,161,537
General and administrative	500,942	657,967	1,705,146	1,753,615
Sales and marketing	128,248	20,000	302,859	20,000
Total operating expenses	1,233,666	1,172,515	3,434,054	2,935,152

Loss from operations	(1,233,666)	(1,172,515)	(3,434,054)	(2,935,152)

Other income (expenses):
Interest expense, net	(5,012)	(1,358)	(6,874)	(2,480)
Warrant inducement expense	—	(3,720,866)	—	(3,720,866)
Gain on forgiveness of long-term debt	—	—	91,407	—
Total other income (expenses)	(5,012)	(3,722,224)	84,533	(3,723,346)

Net loss	$(1,238,678)	$(4,894,739)	$(3,349,521)	$(6,658,498)

Net loss per share – basic and fully diluted	$(0.20)	$(1.28)	$(0.57)	$(2.04)

Weighted average number of shares outstanding – basic and fully diluted	6,125,874	3,821,717	5,868,122	3,264,860

IDEAL POWER INC.

Statements of Cash Flows

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,349,521)	$(6,658,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	113,607	86,368
Write-off of capitalized patents	528	18,235
Stock-based compensation	247,512	434,782
Stock issued for services	68,680	50,000
Warrant inducement expense	—	3,720,866
Gain on loan forgiveness	(91,407)	—
Decrease (increase) in operating assets:
Accounts receivable	(92,240)	(28,623)
Prepaid expenses and other assets	105,687	127,632
Increase (decrease) in operating liabilities:
Accounts payable	(44,629)	(116,246)
Accrued expenses	49,040	61,845
Net cash used in operating activities	(2,992,743)	(2,303,639)

Cash flows from investing activities:
Purchase of property and equipment	(43,685)	(12,407)
Acquisition of intangible assets	(139,116)	(35,836)
Net cash used in investing activities	(182,801)	(48,243)

Cash flows from financing activities:
Net proceeds from issuance of common stock	21,204,609	—
Exercise of options and warrants	3,301,226	2,972,018
Proceeds from loans	—	91,407
Net cash provided by financing activities	24,505,835	3,063,425

Net increase in cash and cash equivalents	21,330,291	711,543
Cash and cash equivalents at beginning of period	3,157,256	3,057,682
Cash and cash equivalents at end of period	$24,487,547	$3,769,225